                                                               EXHIBIT d(5)(17)

                        INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 7th day of November, 2005, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and U.S. BANCORP ASSET MANAGEMENT, INC., hereinafter referred to as the "SUB-ADVISER."

   VALIC and the SUB-ADVISER recognize the following:

      (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

      (b) VALIC is engaged as the investment adviser of VALIC Company II ("VC II") pursuant to an Investment Advisory Agreement between VALIC and VC II, a Delaware business trust. VC II is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

      (c)   VC II currently consists of fifteen portfolios ("Funds"):
            Aggressive Growth Lifestyle Fund
            Capital Appreciation Fund
            Conservative Growth Lifestyle Fund
            Core Bond Fund
            High Yield Bond Fund
            International Small Cap Equity Fund
            Large Cap Value Fund
            Mid Cap Growth Fund
            Mid Cap Value Fund
            Moderate Growth Lifestyle Fund
            Money Market II Fund
            Small Cap Growth Fund
            Small Cap Value Fund
            Socially Responsible Fund
            Strategic Bond Fund

            In accordance with VC II's Agreement and Declaration of Trust (the "Declaration"), new Funds may be added to VC II upon approval of VC II's Board of Trustees without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund").

      (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

      (e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER, as described more specifically in Schedule A, as amended from time to time.

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         VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.    SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

      The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC II's Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), VC II's Agreement and Declaration of Trust, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC II's Board of Trustees shall:

            (a) manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

            (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

      In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain best execution for the Covered Fund(s). Subject to approval by VC II's Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research products or services, including statistical data, to the SUB-ADVISER. Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

      The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC II's Board of Trustees regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their request all of the Covered Fund(s) investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC II's Board of Trustees such periodic and special reports as VALIC and VC II's Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information belonging to VALIC or VC II obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Trustees of VC II has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

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      VALIC will not disclose or use any records or information belonging to the
      SUB-ADVISER obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if the SUB-ADVISER has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

      Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

      The SUB-ADVISER will not hold money or investments on behalf of VC II. The money and investments will be held by the Custodian of VC II. The SUB-ADVISER will arrange for the transmission to the Custodian for VC II, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s).

      The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or VC II other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

      Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

      The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets.

2.    COMPENSATION OF THE SUB-ADVISER

      VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, by written agreement executed by both Parties, provided that amendments are made in conformity with applicable laws and regulations and the Agreement and Declaration of Trust of VC II. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

      The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC II's Agreement and Declaration of Trust, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

      If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

      The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II.

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3.    SCOPE OF THE SUB-ADVISER'S ACTIVITIES

      The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or entities or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund(s).

      Except as otherwise required by the 1940 Act, any of the shareholders, Trustees, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

      The SUB-ADVISER shall not be liable to VALIC, VC II, or to any shareholder in VC II, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

4.    REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

      The SUB-ADVISER represents, warrants, and agrees as follows:

      (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

      (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC II with a copy of such code of ethics together with evidence of its adoption.

      (c) The SUB-ADVISER has provided VALIC and VC II with a copy of its Form ADV Part II and will promptly after making any material amendment to its Form ADV Part II, furnish a copy of such amendment to VALIC.

      (d) VALIC shall forward to VC II a copy of any amendment to the SUB-ADVISER's Form ADV Part II that is provided to VALIC by the SUB-ADVISER.

      VALIC represents, warrants, and agrees as follows:

            VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency,

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            necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.    TERM OF AGREEMENT

      This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC II's Trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC II's Board of Trustees or a majority of that Fund's outstanding voting securities.

      This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s); provided that the termination of an Interim Investment Advisory Agreement between VC II and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC II's Board of Trustees or by vote of a majority of that Covered Fund's outstanding voting securities on at least 60 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on at least 60 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.    OTHER MATTERS

      The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC II with respect to them.

      The SUB-ADVISER agrees that all books and records which it maintains for VC II are VC II's property. The SUB-ADVISER also agrees upon request of VALIC or VC II, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b) (5), (6), (7), (9),
      (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

      VALIC has herewith furnished the SUB-ADVISER copies of VC II's Prospectus, Statement of Additional Information, Agreement and Declaration of Trust as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

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      The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC II in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

      VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of VC II or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and VC II as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

      VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II, except insofar as any such statement or omission was made in reasonable reliance on information provided to VALIC by the SUB-ADVISER to the extent such statement or omission accurately reflects the information provided to VALIC by the SUB-ADVISER upon which VALIC relied in making the relevant statement or omission. The provisions of this paragraph shall survive the termination of this Agreement.

      The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Agreement, or
      (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II only to the extent any such statement or omission was made in reasonable reliance on information provided to VALIC by the SUB-ADVISER and only to the extent such statement or omission accurately reflects the information provided to VALIC by the SUB-ADVISER upon which VALIC relied in making the relevant statement or omission.

7.    APPLICABILITY OF FEDERAL SECURITIES LAWS

      This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.    AMENDMENT AND WAIVER

      Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

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9.    NOTICES

      All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

            If to VALIC:
            Attn: Nori L. Gabert, Esq.
            2929 Allen Parkway
            Houston, Texas 77019
            Tel: (713) 831-5165
            Fax: (713) 831-2258

            If to SUB-ADVISER:
            Attn: General Counsel
            800 Nicollet Mall
            BC-MN-H05F
            Minneapolis, MN  55402
            Tel: (612) 303-4241
            Fax: (612) 303-4223

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The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                  By: /s/ Evelyn M. Curran
                                      ------------------------------------------
                                  Name: Evelyn M. Curran
                                  Title: Senior Vice President
ATTEST:

/s/ Mark Matthes
--------------------

                                  U.S. BANCORP ASSET MANAGEMENT, INC.

                                  By: /s/ James L. Greenwalt
                                      ------------------------------------------
                                  Name: James L. Greenwal
                                  Title: Senior Managing Director - Distribution
ATTEST:

/s/ Lucas Satre
---------------

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

                                   SCHEDULE A
                          (Effective November 7, 2005)

SUB-ADVISER shall manage a portion of the Mid Cap Value Fund assets and shall be compensated as follows on that portion:

Covered Fund                         Fee
------------                         ---
Mid Cap Value Fund                   0.50% of the first $100 million;
                                     0.475% of the next $150 million;
                                     0.45% of the next $250 million;
                                     0.425% of the next $250 million; and
                                     0.40% on the excess over $750 million.

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